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                    SHAMAN PHARMACEUTICALS, INC.

                      STOCK PURCHASE AGREEMENT


    This Stock Purchase Agreement (this "Agreement"), dated as of January __, 1997, is entered into by and between each of the parties who are designated as Purchasers on the signature page to this Agreement (each, a "Purchaser" and collectively, the "Purchasers") and Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company").

    The Company has offered to sell, and each of the Purchasers has agreed to purchase, the number of shares of the Company's Common Stock, $.001 par value each, set forth opposite their names on Schedule I attached hereto (the "Shares") pursuant to a prospectus dated January __, 1997 (the "Prospectus"). In connection therewith, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

    1. PURCHASE AND SALE OF SHARES. Subject to the terms set forth herein, the Company agrees to sell the Shares to the Purchasers at a purchase price of $____ per share (the "Purchase Price") and to deliver such Shares on the Closing Date (as hereinafter defined), and upon the basis of the representations and warranties, and subject to the terms set forth herein, each of the Purchasers agrees, severally and not jointly, to purchase the number of Shares set forth opposite its name on Schedule I attached hereto from the Company for an amount equal to the Purchase Price multiplied by such number of the Shares set forth in
Schedule I (the "Total Purchase Price").

    2. CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place by no later than 11:00 a.m., New York City time, on January __, 1997, or at such other time as the Company and the Purchasers may agree upon in writing (such time and date of the closing being referred to herein as the "Closing Date").

    3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants that the representations and warranties set forth in Section 3 of the Placement Agency Agreement between the Company and Hambrecht & Quist LLC as Placement Agent dated January __, 1997 are true and accurate on the date hereof, will be true and accurate on the Closing Date and shall survive the Closing Date and be in effect notwithstanding any investigation at any time made by or on behalf of any Purchaser.

    4. CONDITIONS TO CLOSING. The obligations of a Purchaser hereunder shall be subject to the condition that the representations and warranties set forth in the Placement Agency Agreement are true and accurate on the Closing Date.

    5.   MISCELLANEOUS.

         (a) This Agreement may be executed in one or more counterparts, and such counterparts shall constitute but one and the same agreement.

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         (b)  This Agreement shall inure to the benefit of and be binding upon the signatories hereto and no other person shall have any right or obligation hereunder. This may not be assigned by either party hereto.

         (c) This Agreement, together with the schedules hereto, constitutes the complete agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing which is executed by the Company and the Purchasers.

         (d) The Company and the Purchasers agree to cooperate with each other to deliver such additional documents and instruments and take such further actions as shall be necessary or appropriate under and the terms of this Agreement to effectuate the transactions contemplated hereby.

    6. GOVERNING LAW. This Agreement shall be governed by the internal laws of California.

    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first above written.

                                  , as a Purchaser
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                                  , as a Purchaser
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                        SHAMAN PHARMACEUTICALS, INC.,
                        as Company


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